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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc. of our report dated March 5, 2005 relating to the Statement of Revenues and Certain Operating Expenses of the Starwood Ceruzzi Acquisition Properties for the year ended December 31, 2004, which appears in the Current Report on Form 8-K/A of Inland Western Retail Real Estate Trust, Inc. dated March 29, 2005.


/s/ PricewaterhouseCoopers LLP
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New York, New York
June 15, 2005